united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Astoria Financial Corporation (the ”Company”) and Astoria Federal Savings and Loan Association (“Astoria Federal”) entered into an agreement with Gary T. McCann, Executive Vice President and Managing Director of the Residential Mortgage Services Group, to leave both organizations to pursue other interests, effective April 30, 2012. In settlement of Mr. McCann’s employment contracts with the Company and Astoria Federal, the organizations agreed to pay Mr. McCann aggregate payments totaling $1.5 million, 50% in April 2012 and 50% in January 2013. They also agreed to pay Mr. McCann’s portion of his employee and retiree medical costs for a period of 25 months, at a cost of approximately $20,000. In addition, Astoria Federal agreed to transfer to Mr. McCann title to the automobile which had been provided to him for his business and personal use.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astoria Financial Corporation

By:	/s/ Alan P. Eggleston
Alan P. Eggleston Senior Executive Vice President, Secretary and Chief Risk Officer

Dated: March 23, 2012